LUMINEX CORPORATION REPORTS FIRST QUARTER 2012 RESULTS

REVENUE GROWTH OF 13 PERCENT OVER PRIOR YEAR

AUSTIN, Texas (April 30, 2012) – Luminex Corporation (NASDAQ:LMNX) today announced financial results for the first quarter ended March 31, 2012.  Financial and operating highlights include the following:

•	Consolidated first quarter revenue was $48.7 million, a 13 percent increase over the first quarter of 2011
•	First quarter assay revenue was $17.3 million, a 80 percent increase over the first quarter of 2011
•	First quarter shipments of 206 multiplexing analyzers that included 55 MAGPIX® systems, resulting in cumulative life-to-date multiplexing analyzer shipments of 8,884, up 12 percent from a year ago
•	Consolidated gross profit margin was 69 percent for the first quarter of 2012
•
Operating expenses for the first quarter of 2012 were $28.2 million, an increase of $5.7 million over the first quarter of 2011. $2.1 million of this increase can be attributed to Luminex Madison, formerly known as EraGen Biosciences, that was acquired on June 27, 2011

•	Operating income for the first quarter of 2012 was $5.6 million compared with operating income of $8.3 million for the same period last year
•
Extended a global sales and distribution agreement with Bio-Rad Laboratories, Inc. (NYSE: BIO) under which Luminex has granted Bio-Rad global sales and distribution rights for Luminex’s MAGPIX multiplexing analyzer and extended the strategic partnership agreement until 2023

•	Received CE marking for the newborn screening assay, xMAP® NeoPlex4™, and a fully automated instrument, the NeoPlex System, in April

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	March 31,		Variance
	2012	2011	($)	(%)
	(unaudited)

System sales	$6,998	$7,679	$(681)	-9%
Consumable sales	11,900	15,002	(3,102)	-21%
Royalty revenue	8,242	7,256	986	14%
Assay revenue	17,297	9,584	7,713	80%
All other revenue	4,290	3,754	536	14%
	$48,727	$43,275	$5,452	13%

“Luminex delivered a solid financial and operating performance for the first quarter of 2012,” said Patrick J. Balthrop, president and chief executive officer of Luminex.  “Our assay category showed excellent growth, driven by continued execution in our core assay franchises such as our xTAG® Cystic Fibrosis product line, growing demand outside the U.S. for our innovative xTAG Gastrointestinal Pathogen Panel (GPP), and a strong contribution from Luminex Madison. As expected, consumable revenue in the first quarter faced a difficult year-over-year comparison, yet grew 18% sequentially. In addition, we continue to grow our installed base at a healthy rate and are pleased to have expanded our distribution partners for our MAGPIX system with the addition of Bio-Rad Laboratories announced in early April.”

“Regarding new product initiatives, I am pleased to report that Luminex has received CE Marking for its NeoPlex4 assay and fully automated NeoPlex system. This product offering addresses a sizeable new market opportunity for Luminex and we are excited about the clear advantages offered to the public health lab customer,” added Balthrop. “NeoPlex4 is another example of how Luminex provides advanced solutions and real value to our customers. With new assays like GPP, NeoPlex4 and the exciting portfolio from Luminex Madison, we are positioned for continued strong growth in the future,” Balthrop concluded.

“While we are pleased that both reportable segments achieved GAAP profitability in the first quarter of 2012, we experienced a decline in total operating income year-over-year primarily as a result of two factors,” said Harriss T. Currie, vice president and chief financial officer. “First, we experienced a normalization in bulk consumable purchase behavior from a top partner, as anticipated; and second, operating expenses for the current quarter included $2.1 million attributable to our Luminex Madison location.  That transaction closed on June 27, 2011.  Sequentially, our operating expenses actually declined slightly from the fourth quarter of 2011.  We remain on-track to recognize accretion from the Luminex Madison transaction in 2012 and expect to face improving year-over-year consumable revenue comparisons in the second half of 2012.”

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
 (in thousands, except percentages)

	Three Months Ended
	March 31,		Variance
	2012	2011	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$30,209	$31,935	$(1,726)	-5%
Assays and related products	18,518	11,340	7,178	63%
Total Revenue	48,727	43,275	5,452	13%

Operating income (loss)
Technology and strategic partnerships	4,199	8,656	(4,457)	-51%
Assays and related products	1,409	(362)	1,771	489%
Total Operating income	5,608	8,294	(2,686)	-32%

FINANCIAL OUTLOOK AND GUIDANCE

The Company reaffirms its 2012 annual revenue guidance of between $205 and $215 million.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the first quarter ended March 31, 2012, on Monday, April 30, 2012, at 4:00 p.m. Central time/ 5:00 p.m. Eastern time.  The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com.  Simply log on to the web at the address above, go to the Company section and access the Investor Relations link.  Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry.  The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets.  The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies.  Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base; expanded distribution for our MAGPIX system, including distribution by Bio-Rad Laboratories; the development progress of our assay products, including NeoPlex4 and NeoPlex System; anticipated FDA clearance of our products, including Gastrointestinal Pathogen Panel, NeoPlex4 and NeoPlex System;  market acceptance of our products, including Gastrointestinal Pathogen Panel, NeoPlex 4 and NeoPlex System, Cystic Fibrosis and RVP FAST assay product; status of integration of Luminex Madison; the ability of our investment in current initiatives and new products to deliver high performance solutions, and drive long-term value for our shareholders; and, projected 2012 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’s foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2012 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51,830	$58,282
Restricted cash	1,007	1,006
Short-term investments	41,096	42,574
Accounts receivable, net	27,031	23,016
Inventories, net	24,463	24,579
Deferred income taxes	4,810	5,991
Prepaids and other	3,639	3,529

Total current assets	153,876	158,977

Property and equipment, net	24,655	25,192
Intangible assets, net	28,380	29,437
Deferred income taxes	13,459	12,817
Long-term investments	8,088	6,151
Goodwill	42,834	42,763
Other	7,040	7,310

Total assets	$278,332	$282,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,435	$5,941
Accrued liabilities	7,160	11,047
Deferred revenue	4,141	4,057
Current portion of long term debt	1,292	999

Total current liabilities	18,028	22,044

Long-term debt	2,419	2,573
Deferred revenue	3,395	3,344
Other	3,718	3,831

Total liabilities	27,560	31,792

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	293,314	297,104
Accumulated other comprehensive gain	1,164	984
Accumulated deficit	(43,747)	(47,274)

Total stockholders' equity	250,772	250,855

Total liabilities and stockholders' equity	$278,332	$282,647

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)

Revenue	$48,727	$43,275
Cost of revenue	14,967	12,547

Gross profit	33,760	30,728

Operating expenses:
Research and development	9,440	7,570
Selling, general and administrative	17,612	14,281
Amortization of acquired intangible assets	1,100	583

Total operating expenses	28,152	22,434

Income from operations	5,608	8,294
Interest expense from long-term debt	(59)	(83)
Other income, net	57	107

Income before income taxes	5,606	8,318
Income taxes	(2,079)	(3,857)

Net income	$3,527	$4,461

Net income per share, basic	$0.09	$0.11

Shares used in computing net income per share, basic	40,919	41,239

Net income per share, diluted	$0.08	$0.11

Shares used in computing net income per share, diluted	42,805	42,305

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)
Cash flows from operating activities:
Net income	$3,527	$4,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,522	2,516
Stock-based compensation	2,643	2,547
Deferred income tax benefit	553	1,325
Excess income tax benefit from employee stock-based awards	(297)	(2,204)
Other	232	71
Changes in operating assets and liabilities:
Accounts receivable, net	(4,013)	6,588
Inventories, net	133	(586)
Other assets	40	(1,022)
Accounts payable	(486)	(2,744)
Accrued liabilities	(6,026)	(1,786)
Deferred revenue	143	(143)

Net cash (used in) provided by operating activities	(29)	9,023

Cash flows from investing activities:
Purchases of available-for-sale securities	(8,999)	(7,046)
Maturities of available-for-sale securities	8,515	6,921
Purchase of property and equipment	(1,596)	(1,154)
Purchase of cost method investment	-	(2,000)

Net cash used in investing activities	(2,080)	(3,279)

Cash flows from financing activities:
Payments on debt	-	-
Proceeds from issuance of common stock	657	228
Payments for stock repurchases	(5,448)	(3,250)
Excess income tax benefit from employee stock-based awards	297	2,204

Net cash used in financing activities	(4,494)	(818)

Effect of foreign currency exchange rate on cash	151	148
Change in cash and cash equivalents	(6,452)	5,074
Cash and cash equivalents, beginning of period	58,282	89,487

Cash and cash equivalents, end of period	$51,830	$94,561